UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 29, 2016

NetREIT, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 29, 2016, at 8:30 a.m., NetREIT, Inc. (the “Company”) held its Annual Stockholder Meeting.

Of the 17,375,841.90  shares of common stock issued and outstanding and eligible to vote as of the record date of March 31 2016, a quorum of 8,749,951.73 shares, or 50.36% of the eligible shares, were present in person or represented by proxy at the Annual Meeting.   The matters voted upon at the Annual Meeting and result of such voting are set forth below based on the information received on the day of the meeting from our vote tabulators, Mediant Communications, Inc.

(1)	Proposal 1: The eight (8) nominees for Directors were elected to serve one year terms to expire at the 2017 annual meeting of stockholders as follows:

DIRECTOR	FOR	WITHHELD
WILLIAM H. ALLEN	8,284,117.34	465,834.39
DAVID T. BRUEN	8,300,661.06	449,290.67
SHIRLEY Y. BULLARD	8,318,221.64	431,730.09
LARRY G. DUBOSE	8,283,151.28	466,800.45
KENNETH W. ELSBERRY	8,302,213.74	447,737.99
JACK K. HEILBRON	8,293,149.47	456,802.63
SUMNER J. ROLLINGS	8,324,438.89	425,512.84
THOMAS E. SCHWARTZ	8,283,559.41	466,392.32

(2)

Proposal 2:  Ratification of the selection of Squar Milner LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2016.  The voting results were 8,390,572.37 shares of common stock voting for, 156,017.99 shares of common stock voting against, and 203,361.37 shares of common stock abstaining, with no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: July 1, 2016	By:	/s/ Kathryn Richman
Kathryn Richman,
Secretary